Exhibit 99.1

Cellular Biomedicine Group Announces Chairman of the Board of Directors, and Appointment of Chief Executive Officer

SHANGHAI, China and CUPERTINO, Calif., January 28, 2016 /GlobeNewswire/ -- Cellular Biomedicine Group Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”), a biomedicine firm engaged in the development of effective stem cell therapies for degenerative diseases and immunotherapies for cancer, today announced the election of Terry A. Belmont as Chairman of the Board of Directors, and the appointment of Tony (Bizuo) Liu to Chief Executive Officer, effective February 7, 2016.

The Board of Directors of CBMG issued the following statement: “We are delighted that Terry Belmont, a well-respected and seasoned healthcare veteran, will be leading CBMG’s strategic growth efforts as independent Chairman of the Board of Directors. Having recently retired as CEO of University of California, Irvine Health, Mr. Belmont brings an extensive array of experience in large-scale health sector institutions along with vast corporate and community Board experience, all of which will continue to serve CBMG well. The Board expresses its sincere appreciation for the tireless efforts of outgoing Chairman, Wentao (Steve) Liu for his guidance and leadership, and are grateful for his business experience as he continues to serve as a Director and strategic advisor to CBMG’s management team.”

The Board also confirmed the appointment of Tony (Bizuo) Liu, currently Chief Financial Officer, to the position of Chief Executive Officer. “The depth and breadth of Tony’s multinational strategic planning, finance and investment experience combined with his tenure at CBMG will be a tremendous asset in leading CBMG through its next phase of growth and success,” commented Chairman Terry Belmont. “I am confident that Tony will excel in his new role as the company continues to fortify its technology platforms and enlarge its development pipelines.”

Tony Liu commented, “Biotechnology, analogous to the technology companies I have led, is prime for innovation and disruption and I look forward to leading the development of CBMG’s immuno-oncology and stem cell research programs and driving clinical patient benefits in these exciting fields. CBMG is well on its way to being a leader in this domain as we strategically position the Company to monetize our growing cellular therapy programs, deliver value to our stakeholders and serve large patient populations under a world-class infrastructure. I’m pleased to lead the Company through this important stage of growth and success.”

Tony Liu will continue to serve as the Company’s Chief Financial Officer while an executive search for a successor is underway.

About Terry A. Belmont
Mr. Belmont has been serving CBMG as an Independent Director since December 2013 and as Vice Chairman of the Board since March 2015.

Mr. Belmont has over 35 years of experience in leading major medical centers and healthcare entities with multi-campus responsibilities.  Before he retired from his CEO position at University of California, Irvine Health in June 2015, Mr. Belmont had lead the transition of this medical center into a leading regional and nationally recognized healthcare system. Among his notable accomplishments at UC Irvine Health, Mr. Belmont added the state of the art Douglas Hospital as part of UC Irvine Medical Center, a 7 story clinical laboratory building, the establishment or outpatient centers throughout the Orange County Region, the development of affiliated healthcare networks to serve the entire region and, most importantly, partnered with the leadership of the School of Medicine in significantly improving the medical center’s quality of care reputation throughout the United States.

From 2006 to 2009 Mr. Belmont served as CEO of Long Beach Memorial Medical Center and Miller Children’s Hospital. He has also served as president and chief executive officer in St. Joseph Hospital of Orange, Pacific Health Resources, California Hospital Medical Center and HealthForward.  He continues to participate in several healthcare organizations in improving continuity of care in various California communities.

CBMG Press Room	www.CellBioMedGroup.com	PR 2016 004

Mr. Belmont’s community involvement has included board positions with the March of Dimes, Orange County World Affairs Council, Southern California College of Optometry, American Heart Association and Children’s Fund. He also serves on the Board of Trustees of the University of Redlands. He was also a founding board member of Pacificare Health Systems, which was acquired by United Healthcare in early 2000.  Mr. Belmont received his master’s in public health with a major in hospital administration from UC Berkeley, and a bachelor’s in business from the University of Redlands.

About Tony (Bizuo) Liu
Mr. Liu began serving CBMG as an Independent Director and Chairman of the Audit Committee in March 2013, after which he was appointed as Chief Financial Officer in January 2014.

Previously, Mr. Liu served as the Corporate Vice President at Alibaba Group responsible for Alibaba's overseas investments. Since joining Alibaba in 2009, he held various positions including Corporate Vice President at B2B corporate investment, corporate finance, and General Manager for the B2C global ecommerce platform.  He was also Chief Financial Officer for HiChina, a subsidiary of Alibaba, a leading internet infrastructure service provider. Prior to joining Alibaba, Tony spent 19 years at Microsoft Corporation where he served in a variety of finance leadership roles.  He was the General Manager of Corporate Strategy looking after Microsoft's China investment strategy and corporate strategic planning process.  Tony was a key leader in the Microsoft corporate finance department during the 1990s as the Corporate Accounting Director.  He was well recognized within Microsoft for driving an efficient worldwide finance consolidation, reporting, internal management accounting policy process, and showcased Microsoft's best practices to many Fortune 500 companies in the U.S.  Tony obtained his Washington State CPA certificate in 1992.

About Cellular Biomedicine Group
Cellular Biomedicine Group, Inc. develops proprietary cell therapies for the treatment of certain degenerative and cancerous diseases.  Our developmental stem cell and Immuno-Oncology projects are the result of research and development by scientists and doctors from China and the United States. Our GMP facilities in China, consisting of nine independent cell production lines, are designed, certified and managed according to U.S. standards.  To learn more about CBMG, please visit: www.cellbiomedgroup.com

CBMG Press Room	www.CellBioMedGroup.com	PR 2016 004

Forward-Looking Statements
Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include risks inherent in doing business, trends affecting the global economy, including the devaluation of the RMB by China in August 2015 and other risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, quarterly reports on form 10-Q, current reports on form 8-K and annual reports on form 10-K. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contacts:
Sarah Kelly
Director of Corporate Communications, CBMG
+1 408-973-7884
sarah.kelly@cellbiomedgroup.com

Vivian Chen
Managing Director Investor Relations, Grayling
+1 347 481-3711
vivian.chen@grayling.com